CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our report dated November 24, 2010 relating to AllianceBernstein Municipal Income Fund II (comprised of Arizona Portfolio, Massachusetts Portfolio, Michigan Portfolio, Minnesota Portfolio, New Jersey Portfolio, Ohio Portfolio, Pennsylvania Portfolio and Virginia Portfolio) for the fiscal year ended September 30, 2010 which is incorporated by reference in this Post-Effective Amendment No. 28 to the Registration Statement (Form N-1A No. 33-60560) of AllianceBernstein Municipal Income Fund II.

                                               ERNST & YOUNG LLP




New York, New York
January 26, 2011